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                                                                    EXHIBIT 23.1

                    [PRICEWATERHOUSECOOPERS LLP LETTERHEAD]



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of First BanCorp relating to the FirstBank 401(K) Retirement Plan for Residents of Puerto Rico (the "Registration Statement") of our report dated March 7, 2003 relating to the financial statements of First BanCorp, which appears in the 2002 Annual Report to Shareholders of First BanCorp, which is incorporated by reference in First BanCorp's Annual Report on Form 10-K for the year ended December 31, 2002.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 20, 2003 relating to the financial statements of the FirstBank 401(K) Retirement Plan for Residents of Puerto Rico, which appears in the Annual Report of First BanCorp. on Form 11-K for the year ended December 31, 2002.


/s/ PRICEWATERHOUSECOOPERS LLP



PRICEWATERHOUSECOOPERS LLP

San Juan, Puerto Rico

June 26, 2003